SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 8, 2000

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                    ----------------------------------------
              Exact name of registrant as specified in its charter)


       Florida                  000-31779               65-0928369
       -----                    -----------------       -----------
      (State or other           (Commission             (IRS Employer
      jurisdiction of           File Number)            Identification No.)
      Formation)



      145 Huguenot Street, New Rochelle, NY             10801
      -------------------------------------             -----
      (Address of principal executive offices)          (Zip Code)

     Registrant's telephone number, including area code  (914)-654-8700
                                                         --------------

                               Hipstyle. com, Inc.
                               ------------------
          (Former name or former address, if changes since last report)

Item 4.  Changes In Registrant's Certifying Accountant

           On December 8, 2000, Berenfeld, Spritzer, Shechter and Sheer, the Registrant's independent public accountants resigned as the Registrant's independent auditors and the board of directors selected Salibello & Broder LLP to serve as the Registrant's independent public accountant for the fiscal year ending June 30, 2001. At no time since its engagement has Salibello & Broder LLP had any direct or indirect financial interest in or any connection with the Registrant or any of its subsidiaries other than as independent accountant.

           The Registrant's financial statements for the fiscal year ended June 30, 2000 and for the period June 22, 1999 (inception) to June 30, 1999 were audited by Berenfeld, Spritzer, Shechter and Sheer whose report on such financial statements did not contain any adverse opinion, or disclaimer of opinion, nor was the report qualified or modified as to audit scope or accounting princilples. The report however was modified as to the Registrant's ability to continue as a going concern. There were no disagreements with Berenfeld, Spritzer, Shechter and Sheer on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures in connection with the audit for the fiscal year ended June 30, 2000 and the period June 22, 1999 (inception) to June 30, 1999 and financial statements filed on Form-10QSB for subsequent interim periods preceding their resignation on December 8, 2000.

Item 7.  Financial Statements and Exhibits


16.1 Letter dated October 24, 2002 from Berenfeld, Spritzer, Shechter to the Registrant.

                                   SIGNATURES
                                   ----------
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                     SECURITY INTELLIGENCE TECHNOLOGIES, INC.



                                   By: /s/ BEN JAMIL
                                       --------------
                                   Name:  Ben Jamil
                                   Title: President and Chief Executive Officer


Dated:  October 24, 2002